Exhibit 99.1

Embarq Corporation
5454 West 110th Street
Overland Park, KS 66211
embarq.com
NEWS RELEASE

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

EMBARQ Reports Solid Second Quarter Income and Cash Flow

Full-Year 2008 Cash Flow Before Dividends Expected to Exceed $1 Billion

Company Repurchases Over 7% of Shares Outstanding Since Beginning of Year

Overland Park, KS – July 29, 2008 – EMBARQ (NYSE: EQ) today announced results for the second quarter of 2008, highlighted by year-over-year improvement in income and cash flow. The company reported second quarter revenue of $1.55 billion, operating income of $428 million, diluted earnings per share of $1.38 and cash flow before dividends of $274 million.

“Despite pressure on the top line, improved efficiency again enabled us to deliver solid bottom-line results,” said Tom Gerke, EMBARQ Chief Executive Officer. “In addition, the economic environment continues to have a net positive impact on cash flow as the slowdown in new home construction reduces our capital expenditures. As a result, we have increased our 2008 cash flow outlook to more than $1 billion. We are also taking steps to maintain a strong cash flow profile over the long term.”

Second Quarter Highlights

•	Operating income increased 7.0% year-over-year to $428 million in the second quarter.

•	Diluted earnings per share increased 20.0% year-over-year to $1.38 in the second quarter, matching the first quarter of 2008 when the company reported the highest EPS level since spin-off.

•	Second quarter cash flow before dividends was $274 million, bringing the year-to-date total to $560 million, an increase of 11.1% compared to the first half of 2007.

•	As of July 25th, the company had repurchased approximately 11.33 million shares for a total of $479 million, which represents 96% of its current $500 million share repurchase authorization.

•	Second quarter high-speed Internet and data revenues grew 13.2% and 5.9%, respectively, on a year-over-year basis.

•	Second quarter average revenue per household increased 4.8% over the prior year period.

•	Video subscribers increased by 22,000 during the period, the highest level of additions in two years.

•

EMBARQ™ Business recently announced EMBARQ Smart IP EnterpriseSM, which delivers an EMBARQ-hosted communications system with dedicated Internet access, local and long distance voice service, and IP-enabled calling features.

•

EMBARQ™ Business also introduced IPsmartSuite, which utilizes an IP phone based touch screen for applications that facilitate process automation in small to mid-sized businesses in several industries, including the healthcare, legal and retail fields.

Embarq Corporation (NYSE: EQ) Page 1 of 13

Financial Results

EMBARQ reported consolidated operating revenue of $1.55 billion for the second quarter, a decline of 3.5% from the prior year period. Revenue in the company’s Logistics segment declined 10.6% year-over-year to $110 million.

Revenue in the Telecommunications segment declined 2.9% from the prior year period to $1.44 billion. The decline in Telecommunications revenue was driven by a 7.8% decline in access lines, leading to a 7.2% decline in voice revenue, which was partially offset by high-speed Internet revenue growth of 13.2% and 5.9% growth in data revenue.

Consolidated operating income increased 7.0% year-over-year to $428 million in the second quarter as a result of improved operating efficiency, lower wireless dilution, the absence of spin-off expenses and lower depreciation expense. In current and prior periods, operating income was impacted by the following items:

Increase (Decrease)	2Q-08	1Q-08	2Q-07
(in millions)
Spin-off related expenses	$0	$0	($8)
Net wireless dilution	($3)	($14)	($20)
Gain from sale of real estate	$9	$0	$0

Diluted earnings per share increased 20.0% over the prior year period to $1.38 for the quarter, which also reflects the after tax impact of the items above.

Capital Expenditures and Cash Flow

EMBARQ reported net capital expenditures during the period of $179 million. In the year ago period net capital expenditures were $186 million.

Cash flow before dividends increased 7.9% over the prior year period to $274 million. Year-to-date cash flow before dividends totaled $560 million, compared to $504 million in the first half of 2007.

The company paid a dividend of $0.6875 per share in the quarter.

The company repurchased approximately 6.22 million shares during the second quarter at a cost of $265 million. Including repurchases of 3.35 million shares in the first quarter and 1.76 million shares in the first few weeks of the third quarter, the company has repurchased a total of 11.33 million shares through July 25th. The total cost of these shares was approximately $479 million, an average of $42.31 per share.

Embarq Corporation (NYSE: EQ) Page 2 of 13

Subscriber Results

The company ended the period with 6.02 million access lines, which represents a sequential decline of 170,000 lines. Meanwhile, the year-over-year rate of access line loss increased to 7.8% in the second quarter.

EMBARQ added 24,000 high-speed Internet subscribers during the period, bringing its subscriber base to over 1.36 million – an increase of 18% over the prior year period.

Video net additions increased by 22,000 during the quarter, and the company ended the quarter with 239,000 of its customers subscribing to video services.

2008 Outlook

The company revised its outlook for 2008, which was previously provided on April 29th, 2008. Current expectations for the year are as follows:

•	Absolute access lines losses over the remainder of 2008 are expected to be closer to prior year levels than in the first quarter, unchanged from the company’s previous expectation.

•	The range for telecommunications revenue is $5.72 to $5.80 billion, unchanged from the previous range.

•	Wireless dilution is expected to be approximately $20 million, unchanged from the previous outlook.

•	Net capital spending is expected to be less than $740 million, which is an improvement from the previous outlook of approximately $780 million.

•	Cash flow before dividends is expected to be between $1.00 and $1.04 billion, an increase of $40 million from the previous range of $0.96 to $1.00 billion.

Conference Call

Today EMBARQ will hold a conference call beginning at 4:30 p.m. EDT. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (816) 650-2838 (International). The code required to access the call is 50031705. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until August 12, 2008 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

Embarq Corporation (NYSE: EQ) Page 3 of 13

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, cash flow measures, customer growth, wireless dilution, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include but are not limited to: the effects of vigorous competition in the markets in which we operate, including access line loss to cable operators and wireless providers; the impact of new, emerging and competing technologies on our business; the effect of changes in the legal and regulatory environment and the impact of compliance with regulatory mandates; potential fluctuations in our financial performance, including revenues, capital expenditures and operating expenses; the impact of any adverse change in the ratings assigned to our debt by ratings agencies on the cost of financing or the ability to raise additional financing if needed; the effects of mergers, consolidations or other unexpected developments in the industries relevant to our operations; the failure to realize expected improvement in operating efficiencies; the costs and business risks with the development of new products and services; the uncertainties related to our investments in networks, systems and other businesses; the uncertainties related to the implementation of our business strategies; the inability of third parties to perform to our requirements under agreements related to our business operations; our ownership of or ability to license technology that may be necessary to expand our business offerings; restrictions in our patent agreement with Sprint Nextel; unexpected adverse results of legal proceedings involving our company; the impact of equipment failure or other breaches of network or information technology security; potential work stoppages; a determination by the IRS that the spin-off from Sprint Nextel should be treated as a taxable transaction; the volatility in the equity market; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services; customer purchasing decisions; collectability of revenue; and, required levels of capital expenditures related to new construction of residences and businesses; the possible impact of adverse changes in political or other external factors over which we have no control, including hurricanes and other severe weather; and other risks referenced in our Annual Report on Form 10-K, including in Part I, Item 1A, “Risk Factors”, and from time to time in other filings of ours with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

Embarq Corporation (NYSE: EQ) Page 4 of 13

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Year

	2Q-08	2Q-07	Fav/(Unfav)
Consolidated
Net Operating Revenues
Voice	$994	$1,071	$(77)	-7.2%
Data	199	188	11	5.9%
High-speed Internet	137	121	16	13.2%
Wireless	17	11	6	54.5%
Other services	60	63	(3)	-4.8%

Service revenues	1,407	1,454	(47)	-3.2%

EMBARQ Logistics	110	123	(13)	-10.6%
Other product	32	28	4	14.3%

Product revenues	142	151	(9)	-6.0%

Total Net Operating Revenues	1,549	1,605	(56)	-3.5%
Operating Expenses
Cost of services	381	404	23	5.7%
Cost of products	132	142	10	7.0%
Selling, general and administrative	361	395	34	8.6%
Depreciation	247	264	17	6.4%

Total Operating Expenses	1,121	1,205	84	7.0%

Operating Income	$428	$400	$28	7.0%
Interest expense	100	111	11	9.9%
Other expense (income), net	(1)	0	1	n/a

Income Before Taxes	$329	$289	$40	13.8%
Income tax expense	123	113	(10)	-8.8%

Net Income	$206	$176	$30	17.0%

Diluted Earnings Per Share	$1.38	$1.15	$0.23	20.0%

	2Q-08	2Q-07	Fav/(Unfav)
Telecom
Net Operating Revenues
Voice	$994	$1,071	$(77)	-7.2%
Data	199	188	11	5.9%
High-speed Internet	137	121	16	13.2%
Wireless	17	11	6	54.5%
Other services	60	63	(3)	-4.8%

Service revenues	1,407	1,454	(47)	-3.2%
Product revenues	32	28	4	14.3%

Total Net Operating Revenues	1,439	1,482	(43)	-2.9%
Operating Expenses
Cost of services	381	404	23	5.7%
Cost of products	33	33	0	0.0%
Selling, general and administrative	355	387	32	8.3%
Depreciation	246	262	16	6.1%

Total Operating Expenses	1,015	1,086	71	6.5%

Operating Income	$424	$396	$28	7.1%

	2Q-08	2Q-07	Fav/(Unfav)
Logistics
Net Operating Revenues	110	123	(13)	-10.6%
Operating Expenses
Cost of services & products	99	109	10	9.2%
Selling, general and administrative	6	8	2	25.0%
Depreciation	1	2	1	50.0%

Total Operating Expenses	106	119	13	10.9%

Operating Income	$4	$4	$0	0.0%

Embarq Corporation (NYSE: EQ) Page 5 of 13

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Quarter

	2Q-08	1Q-08	Fav/(Unfav)
Consolidated
Net Operating Revenues
Voice	$994	$1,024	$(30)	-2.9%
Data	199	198	1	0.5%
High-speed Internet	137	133	4	3.0%
Wireless	17	16	1	6.3%
Other services	60	62	(2)	-3.2%

Service revenues	1,407	1,433	(26)	-1.8%

EMBARQ Logistics	110	115	(5)	-4.3%
Other product	32	23	9	39.1%

Product revenues	142	138	4	2.9%

Total Net Operating Revenues	1,549	1,571	(22)	-1.4%
Operating Expenses
Cost of services	381	390	9	2.3%
Cost of products	132	138	6	4.3%
Selling, general and administrative	361	358	(3)	-0.8%
Depreciation	247	251	4	1.6%

Total Operating Expenses	1,121	1,137	16	1.4%

Operating Income	$428	$434	$(6)	-1.4%
Interest expense	100	104	4	3.8%
Other expense (income), net	(1)	(1)	0	0.0%

Income Before Taxes	$329	$331	$(2)	-0.6%
Income tax expense	123	119	(4)	-3.4%

Net Income	$206	$212	$(6)	-2.8%

Diluted Earnings Per Share	$1.38	$1.38	$0.00	0.0%

	2Q-08	1Q-08	Fav/(Unfav)
Telecom
Net Operating Revenues
Voice	$994	$1,024	$(30)	-2.9%
Data	199	198	1	0.5%
High-speed Internet	137	133	4	3.0%
Wireless	17	16	1	6.3%
Other services	60	62	(2)	-3.2%

Service revenues	1,407	1,433	(26)	-1.8%
Product revenues	32	23	9	39.1%

Total Net Operating Revenues	1,439	1,456	(17)	-1.2%
Operating Expenses
Cost of services	381	389	8	2.1%
Cost of products	33	33	0	0.0%
Selling, general and administrative	355	348	(7)	-2.0%
Depreciation	246	250	4	1.6%

Total Operating Expenses	1,015	1,020	5	0.5%

Operating Income	$424	$436	$(12)	-2.8%

	2Q-08	1Q-08	Fav/(Unfav)
Logistics
Net Operating Revenues	110	115	(5)	-4.3%
Operating Expenses
Cost of services & products	99	106	7	6.6%
Selling, general and administrative	6	10	4	40.0%
Depreciation	1	1	0	0.0%

Total Operating Expenses	106	117	11	9.4%

Operating Income	$4	$(2)	$6	n/a

Embarq Corporation (NYSE: EQ) Page 6 of 13

Non-GAAP Definitions & Reconciliations

The following non-GAAP (generally accepted accounting principles) measures should be used in addition to, but not as a substitute for, the information provided in EMBARQ’s consolidated financial statements.

Net Debt

Net debt is consolidated debt, including current maturities, less cash and equivalents. EMBARQ believes that net debt provides useful information about its capital structure.

Reconciliation - Net Debt	2Q08	1Q08	2Q07
Current maturities	$82	$99	$54
Long-term debt	5,888	5,575	6,069
Less: Cash and equivalents	(50)	(52)	(14)

Net Debt	$5,920	$5,622	$6,109

Net Capital Expenditures

Net capital expenditures are capital expenditures less proceeds from construction reimbursements. EMBARQ believes that net capital expenditures provides useful information about the capital requirements of its operations.

Reconciliation - Net Capital Expenditures	2Q08	1Q08	2Q07
Capital expenditures	181	179	188
Less: Proceeds from construction reimbursements	(2)	(2)	(2)

Net Capital Expenditures	$179	$177	$186

Cash Flow Before Dividends

Cash flow before dividends is net cash provided by operating activities, excluding the effects of changes in assets and liabilities and other non-cash items, less net capital expenditures. EMBARQ believes that cash flow before dividends provides useful information about its capacity to return value to shareholders and reduce debt.

Reconciliation of Non-GAAP measure - Cash Flow before Dividends	2Q08	1Q08	2Q07
Net cash provided by operating activities	$250	$593	$225
Add: Changes in assets and liabilities, net of other non-cash items	203	(130)	215

Net Income excluding depreciation	453	463	440
Less: Net Capital expenditures	(179)	(177)	(186)

Cash Flow before Dividends	$274	$286	$254

Because Embarq cannot accurately predict the level of cash flow from operating activities and proceeds from construction reimbursements, Embarq does not provide reconciliations to GAAP of its forward looking measures of cash flow before dividends and net capital expenditures.

Embarq Corporation (NYSE: EQ) Page 7 of 13

Other Financial Measures

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kan., offers a complete suite of communications services. The company has approximately 18,000 employees and operates in 18 states. EMBARQ is included in the S&P 500 and is in the Fortune 500® list of America’s largest corporations.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

Embarq Corporation (NYSE: EQ) Page 8 of 13

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Operating Revenues
Service revenues	$1,407	$1,454	$2,840	$2,912
Product revenues	142	151	280	282

Total net operating revenue	1,549	1,605	3,120	3,194
Operating Expenses
Cost of services	381	404	771	821
Cost of products	132	142	270	269
Selling, general and administrative	361	395	719	799
Depreciation	247	264	498	534

Total Operating Expenses	1,121	1,205	2,258	2,423

Operating Income	428	400	862	771
Interest expense	100	111	204	220
Other (income) expense, net	(1)	—	(2)	—

Income Before Income Taxes	329	289	660	551
Income tax expense	123	113	242	215

Net Income	$206	$176	$418	$336

Basic Earnings Per Share	$1.40	$1.16	$2.79	$2.23

Basic weighted average shares	146.8	151.8	149.7	151.0
Diluted Earnings Per Share	$1.38	$1.15	$2.76	$2.20

Diluted weighted average shares	148.8	153.6	151.4	153.0

Embarq Corporation (NYSE: EQ) Page 9 of 13

Embarq Corporation

Condensed Consolidated Balance Sheets

($ in millions)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Cash and equivalents	$50	$69
Accounts receivable, net	581	616
Inventories, net	119	138
Prepaid expenses and other current assets	165	163

Total current assets	915	986
Net property, plant and equipment	7,589	7,748
Prepaid pension asset	130	108
Other noncurrent assets	72	59

Total noncurrent assets	7,791	7,915

Total assets	$8,706	$8,901

Liabilities and stockholders’ equity
Current maturities of long-term debt	$82	$99
Accounts payable	337	387
Payroll and employee benefits	146	208
Accrued income taxes	68	27
Accrued operating taxes	105	97
Deferred revenue	189	202
Accrued interest	59	56
Other current liabilities	94	122

Total current liabilities	1,080	1,198
Long-term debt	5,888	5,779
Benefit plan obligations	318	320
Deferred income taxes	1,114	1,130
Other noncurrent liabilities	217	210

Total noncurrent liabilities	7,537	7,439
Stockholders’ equity
Common stock	2	2
Paid-in capital	(214)	(231)
Retained earnings	832	623
Accumulated other comprehensive income (loss)	(130)	(130)
Treasury stock, at cost	(401)	—

Total stockholders’ equity	89	264

Total liabilities and stockholders’ equity	$8,706	$8,901

Embarq Corporation (NYSE: EQ) Page 10 of 13

Embarq Corporation

Condensed Consolidated Statements of Cash Flows

($ in millions)

(unaudited)

	Six Months Ended June 30,
	2008	2007
Operating Activities
Net income	$418	$336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	498	534
Deferred and noncurrent income taxes	(21)	(52)
Provision for losses on accounts receivable	49	37
Stock-based compensation expense	22	30
Net losses (gains) on sales of assets	(9)	(7)
Other, net	26	22
Changes in assets and liabilities:
Accounts receivable	(14)	(26)
Inventories and other current assets	(4)	(30)
Accounts payable and other current liabilities	(98)	(146)
Noncurrent assets and liabilities, net	(24)	7

Net cash provided by operating activities	843	705

Investing Activities
Net capital expenditures	(356)	(366)
Proceeds from sales of assets	2	18

Net cash used by investing activities	(354)	(348)

Financing Activities
Changes in debt, net	91	(332)
Dividends paid to stockholders	(208)	(174)
Repurchase of common stock	(390)	(2)
Common stock issued	10	98
Other, net	(11)	14

Net cash used by financing activities	(508)	(396)

Change in Cash and Equivalents	(19)	(39)
Cash and Equivalents at Beginning of Period	69	53

Cash and Equivalents at End of Period	$50	$14

Embarq Corporation (NYSE: EQ) Page 11 of 13

Embarq Corporation

Operating Statistics

(Revenues in millions; lines and subscribers in thousands)

(unaudited)

	2Q-08	1Q-08	2007	4Q-07	3Q-07	2Q-07	1Q-07
Service and Product Revenues
Voice	$994	$1,024	$4,238	$1,032	$1,051	$1,071	$1,084
Data	199	198	765	193	195	188	189
High-speed Internet	137	133	489	128	124	121	116
Wireless	17	16	51	16	15	11	9
Other	60	62	243	59	61	63	60

Service revenues	1,407	1,433	5,786	1,428	1,446	1,454	1,458

Logistics	110	115	466	113	121	123	109
Other	32	23	113	36	27	28	22

Product revenues	142	138	579	149	148	151	131

Net operating revenues	$1,549	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Operating Unit Revenues
Consumer	$641	$656	$2,655	$652	$658	$669	$676
Business	386	381	1,544	389	388	384	383
Wholesale	412	419	1,700	423	427	429	421

Telecommunications segment	1,439	1,456	5,899	1,464	1,473	1,482	1,480
Logistics segment	110	115	466	113	121	123	109

Net operating revenues	$1,549	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Access Lines
Consumer	4,029	4,172		4,272	4,345	4,461	4,588
Business	1,841	1,861		1,876	1,887	1,896	1,909
Wholesale	152	159		164	171	176	184

Total	6,022	6,192		6,312	6,403	6,533	6,681

Average Revenue per Household (HH)
Consumer revenue	$641	$656		$652	$658	$669	$676
Average households	3,821	3,926		3,997	4,076	4,180	4,261

Monthly revenue per average HH	$55.92	$55.70		$54.37	$53.81	$53.35	$52.88

High-speed Internet Lines
Consumer	1,155	1,132		1,074	1,017	963	916
Business	170	167		164	160	154	149
Wholesale	39	41		39	39	39	39

Total	1,364	1,340		1,277	1,216	1,156	1,104

HSI Average Revenue per Subscriber
High-speed Internet revenue	$137	$133		$128	$124	$121	$116
Average HSI subscribers	$1,352	$1,309		1,247	1,186	1,130	1,061

Monthly revenue per average subscriber	$33.78	$33.87		$34.22	$34.85	$35.69	$36.44

Wireless Subscribers
Consumer	97	101		101	98	81	65
Business	10	11		11	10	8	6

Total	107	112		112	108	89	71

Entertainment Subscribers	239	217		200	190	178	170

Embarq Corporation (NYSE: EQ) Page 12 of 13

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

(unaudited)

Quarter Ended June 30, 2008
Operating Activities
Net income	$206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	247
Deferred and noncurrent income taxes	(1)
Provision for losses on accounts receivable	28
Stock-based compensation expense	13
Net losses (gains) on sales of assets	(9)
Other, net	15
Changes in assets and liabilities:
Accounts receivable	(30)
Inventories and other current assets	11
Accounts payable and other current liabilities	(231)
Noncurrent assets and liabilities, net	1

Net cash provided by operating activities	250

Investing Activities
Net capital expenditures	(179)

Net cash used by investing activities	(179)

Financing Activities
Changes in debt, net	296
Dividends paid to stockholders	(101)
Repurchase of common stock	(275)
Common stock issued	6
Other, net	1

Net cash used by financing activities	(73)

Change in Cash and Equivalents	(2)
Cash and Equivalents at Beginning of Period	52

Cash and Equivalents at End of Period	$50

Embarq Corporation (NYSE: EQ) Page 13 of 13